Information Required in Proxy Statement.
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. _)

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Gyrodyne Company of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GYRODYNE COMPANY OF AMERICA, INC.
1 FLOWERFIELD, SUITE 24
SAINT JAMES, NEW YORK 11780

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD ON
December 10, 2008

TO THE SHAREHOLDERS OF GYRODYNE COMPANY OF AMERICA, INC.:

NOTICE IS HEREBY GIVEN, pursuant to the by-laws, that the Annual Meeting of Shareholders (the "Annual Meeting") of Gyrodyne Company of America, Inc. (the "Company") will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780, on December 10, 2008 at 11:00 a.m., Eastern Time.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	To elect two (2) directors to a three-year term of office, or until their successors shall be duly elected and qualified;

2.	To ratify the engagement of Holtz Rubenstein Reminick LLP, independent accountants, as auditors of the Company and its subsidiaries for the Fiscal Year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  By order of the Board of Directors, only shareholders of record at the close of business on October 23, 2008 are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof.  Enclosed in this mailing are the Notice of the 2008 Annual Meeting of Shareholders, Proxy Statement, Proxy Card and Attendance Registration Form.

To obtain an admittance card for the Annual Meeting, please complete the enclosed Attendance Registration Form and return it with your Proxy Card.  If your shares are held by a bank or broker, you may obtain an admittance card by returning the Attendance Registration Form your bank or broker forwarded to you.  If you do not receive an Attendance Registration Form, you may obtain an admittance card by sending a written request, accompanied by proof of share ownership, to the undersigned.  For your convenience, we recommend that you bring your admittance card to the Annual Meeting so you can avoid registration and proceed directly to the Annual Meeting.  However, if you do not have an admittance card by the time of the Annual Meeting, please bring proof of share ownership to the registration area where our staff will assist you.

                                                                                      By Order of the Board of Directors,

                                                                                      Peter Pitsiokos
                                                                                     Corporate Secretary

November 10, 2008

YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING, BUT WILL HELP ASSURE A QUORUM AND AVOID FURTHER PROXY SOLICITATION COSTS.  ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO SHAREHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY. FOR IDENTIFICATION PURPOSES, "STREET NAME" SHAREHOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
December 10, 2008

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Gyrodyne Company of America, Inc. ("Gyrodyne" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Wednesday, December 10, 2008 at 11:00 a.m., Eastern Time, at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 and at any and all adjournments thereof.

VOTING SECURITIES AND PROXIES

The Board has fixed the close of business on October 23, 2008 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.  The securities which may be voted at the Annual Meeting consist of shares of common stock, par value $1.00 per share, of the Company (the "Common Stock").  Holders of Common Stock are entitled to one vote per share. Shareholders do not have cumulative voting rights.  It is necessary for a quorum that record holders of a majority of the shares outstanding and entitled to vote as of the Record Date be represented by proxy or in person at the Annual Meeting.  The number of shares of Common Stock, the Company's only authorized class of stock, outstanding on the Record Date was 1,289,878.  This Proxy Statement and the enclosed proxy card were mailed starting on or about November 10, 2008.

At the Annual Meeting, shareholders will consider and vote upon the following matters:  (i) the election of two (2) directors to a three-year term of office, (ii) the ratification of the engagement of independent accountants for the Company for the fiscal year ending December 31, 2008, and (iii) such other matters as may properly come before the meeting.

Proxies solicited by the Board will be voted in accordance with the instructions given therein. Where no instructions are indicated, proxies will be voted "FOR" the election of the nominees for director and "FOR" the ratification of the engagement of independent accountants.  Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election.  The proposal to ratify the appointment of independent accountants will be decided by a majority of the votes cast in favor of or against the proposal by the holders of shares entitled to vote.  A shareholder who abstains from voting on the proposal to ratify the appointment of independent accountants will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted, however, either in favor of or against the election of the nominees or the proposal to ratify the appointment of independent accountants.  Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies in their own discretion, to the extent permitted under the rules of the Financial Industry Regulatory Authority.  Broker non-votes will be included in determining the presence of a quorum, but will not be counted in determining whether a matter has been approved.  If you do not return your duly signed proxy card, your shares cannot be voted unless you attend the Annual Meeting and vote in person or present a duly signed proxy at the Annual Meeting.  Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors, who will not be directors or officers of the Company.  After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

On October 27, 2008, the Company entered into an agreement (the “Agreement”) with Full Value Partners L.P., Opportunity Partners L.P., Opportunity Income Plus Fund L.P., Full Value Offshore Partners L.P., Full Value Special Situations Fund L.P., Kimball & Winthrop, Inc., Full Value Advisors LLC, Spar Advisors, LLC, Full Value Special Situations Fund GP LLC, Bulldog Investors, Mr. Phillip Goldstein, Mr. Andrew Dakos (collectively, with each affiliate and associate of the foregoing, the “Bulldog Investors”) and Mr. Naveen Bhatia, pursuant to which a new independent director, Naveen Bhatia, will be nominated to serve on the Company’s Board of Directors and will be included on the Board’s slate of nominees for the Annual Meeting to serve in the class of directors with terms ending in 2011.  Under the Agreement, the Bulldog Investors agreed to comply with certain standstill restrictions with respect to their ownership of Gyrodyne stock and certain other matters.  Additional information relating to the Agreement with the Bulldog Investors is contained in the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 28, 2008.

The Company’s Board of Directors urges you to vote as follows on the proxy card enclosed with this Proxy Statement:

“FOR” the Board’s nominees for director; and

“FOR” the ratification of Holtz Rubenstein Reminick LLP as the Company’s auditors for 2008.

At the time this Proxy Statement was mailed to shareholders, management was not aware of any matter other than the matters described above that would be presented for action at the Annual Meeting.  The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

In addition to sending you these materials, some of the Company’s directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail, or in person. You may also be solicited by means of press releases issued by the Company and postings on the Company’s website, www.gyrodyne.com. None of the Company’s officers or employees will receive any extra compensation for soliciting you. The Company has retained MacKenzie Partners, Inc. to assist the Company in soliciting your proxy for an estimated fee of $7,500 plus reasonable out-of-pocket expenses. MacKenzie Partners expects that approximately five of its employees will assist in the solicitation. MacKenzie Partners will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of Gyrodyne common stock. If so, the Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Gyrodyne common stock.

Any shareholder executing the enclosed proxy card has the right to revoke it at any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.  However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to attend the Annual Meeting and to vote personally at the Annual Meeting.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
IN THIS PROXY STATEMENT

This Proxy Statement and the documents incorporated by reference into this Proxy Statement contain forward-looking statements about Gyrodyne within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Statements containing the words "believes," "anticipates," "estimates," "expects," "intends," "plans," "seeks," "will," "may," "should," "would," "projects," "predicts," "continues" and similar expressions or the negative of these terms constitute forward-looking statements that involve risks and uncertainties.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and they are included in this Proxy Statement for the purpose of invoking these safe harbor provisions.  Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect.  Such risks, uncertainties and changes in condition, significance, value and effect could cause Gyrodyne's actual results to differ materially from those anticipated events, such as the effect of economic and business conditions, risks inherent in the Long Island, New York and Palm Beach County, Florida real estate markets, the ability to obtain additional capital to develop the Company’s existing real estate and other risks detailed from time to time in the Company’s SEC reports.  Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

DISCUSSION OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF DIRECTORS
(Proposal 1)

The By-Laws of the Company provide that there shall be not less than three (3), nor more than nineteen (19), directors. The Board is divided into three (3) classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.  Upon the expiration of the term of office for a class of directors, the nominees for that class are elected for a three-year term to serve until the election and qualification of their successors.  At the Annual Meeting, two (2) directors of the Company are to be elected to three-year terms, each to serve until his or her successor is elected and has been qualified.  The Board of Directors of the Company has nominated Elliot H. Levine and Naveen Bhatia to three-year terms, upon the recommendation of our Nominating Committee.  Mr. Levine is a member of the present Board of Directors of the Company, with a term expiring at the Annual Meeting.  Mr. Bhatia is a co-Founder and Partner of Eagle Lake Capital, LLC, an investment management firm. Robert H. Beyer, a member of the present Board of Directors, notified the Company on October 28, 2008 that he will retire effective as of the conclusion of the Annual Meeting, which is the expiration of his current term.  Each properly executed proxy card received will be voted in accordance with the instruction given therein.  Where no instructions are indicated, proxies will be voted “FOR” the election of the foregoing two (2) nominees as directors to serve three-year terms or until their respective successors shall be elected and shall qualify.  The nominees have consented to be named as nominees in the Proxy Statement and to serve as directors if elected.

Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board.

Information concerning the nominees and continuing directors of the Company, showing the year when first elected as a director of the Company, the age, principal occupation and principal affiliations for at least the last five years, is as follows.

Nominees for Election at the Annual Meeting

Name	Business Experience and Current Directorships	Age	Director Since	Term Expiring
Elliot H. Levine	Senior member, Levine & Seltzer LLP, certified public accountants, from January 1992 to present.	55	2004	2008

Naveen Bhatia	Co-Founder and Partner, Eagle Lake Capital, LLC, an investment management firm, from August 2003 to present; Investment Banking Analyst, Rothschild, Inc., an investment bank, from July 2001 to August 2003	29	N/A	N/A

Incumbent Directors – Terms Expiring 2009

Name	Business Experience and Current Directorships	Age	Director Since	Term Expiring
Paul L. Lamb	Chairman of the Board of Directors of the Company from March 1999 to present; Partner, Lamb & Barnosky, LLP, a law firm, since 1984.	63	1997	2009

Richard B. Smith	Vice President, Commercial Banking Division, First National Bank of Long Island, a commercial bank, February 2006 to present; Senior Vice President for Private Banking, Suffolk County National Bank, a commercial bank, May 2000 to February 2005; District Manager for Private Banking, Key Bank, a commercial bank, January 1989 to May 2000; Mayor of the Incorporated Village of Nissequogue, New York, 2001 to present; Trustee of Smithtown Historical Society, 1987 to present; Trustee of St. Catherine’s Medical Center, 2003 to present.	54	2002	2009

Nader G.M. Salour	Principal, Cypress Realty of Florida, a real estate firm, September 2000 to present; President, Abacoa Development Company, a real estate firm, June 1996 to June 2006; Director, Abacoa Partnership for Community, December 1997 to present.	50	2006	2009

Incumbent Directors – Terms Expiring 2010

Name	Business Experience and Current Directorships	Age	Director Since	Term Expiring
Ronald J. Macklin	Deputy General Counsel, National Grid (formerly Keyspan Corporation), transmitter of electricity and natural gas, June 2008 to present; various positions within the Office of General Counsel of National Grid, 1991 to June 2008.	46	2003	2010

Stephen V. Maroney	President, CEO and Treasurer of the Company, March 14, 1999 to present; Director of real estate development for the Company, June 1996 to March 1999; former President of Extebank, a Long Island based commercial bank.	66	1996	2010

Philip F. Palmedo	Managing Director and Chairman of Kepler Asset Management, 2004 to present; Chairman of the Board, International Resources Group, an international professional services firm, 1978 to present; Director, EHR Investments, 2001 to present; President, Palmedo Associates, a management consultancy, 1980 to present; Director, Stony Brook Foundation, 1990 until 2005.	74	1996	2010

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
"FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.  THIS IS
IDENTIFIED AS ITEM 1 ON THE ENCLOSED PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table contains common stock ownership information for persons, other than the Company’s directors and executive officers, known by the Company to own beneficially more than 5% of the Company's common stock, par value $1.00 per share (the "Common Stock"), as of November 3, 2008.  In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose of.  Beneficial ownership disclosure rules require registrants to include in common stock ownership information that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared; none of the persons included in the following table have any such rights.  Two or more persons may be considered the beneficial owner of the same shares.  We obtained the information provided in the following table from filings with the SEC and from information otherwise provided to the Company.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name.  In this Proxy Statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Bulldog Investors Phillip Goldstein Andrew Dakos 60 Heritage Drive Pleasantville, NY 10570	216,559(1)	16.79%

River Road Asset Management, LLC 462 South Fourth Street, Suite 1600 Louisville, KY 40202	103,239 (2)	8.00%

Gerard Scollan 80 Browns River Road Sayville, NY 11782	91,268 (3)	7.08%

AmTrust Capital Management, Inc. Jan Loeb 10451 Mill Run Circle Owings Mills, MD 21117	75,959 (4)	5.89%

(1)
On June 9, 2008, Bulldog Investors, Phillip Goldstein and Andrew Dakos filed a joint Schedule 13D/A with the Securities and Exchange Commission stating that Bulldog Investors, a group of investment funds, Phillip Goldstein and Andrew Dakos beneficially own an aggregate of 216,559 shares of Gyrodyne stock.  Power to dispose and vote securities resides either with Mr. Goldstein, Mr. Dakos or with clients.

(2)
On March 24, 2008, River Road Asset Management, LLC filed a Schedule 13G/A with the Securities and Exchange Commission stating that it is the beneficial owner, with the sole power to dispose or to direct the disposition of 103,239 shares of Gyrodyne stock and the sole power to vote or direct the vote of 73,469 shares.

(3)
Includes 89,013 shares of Company stock held by Lovin Oven Catering of Suffolk, Inc., of which Mr. Scollan is the majority shareholder.  Mr. Scollan has sole voting and dispositive power with respect to 2,255 shares, and shared voting and dispositive power with respect to 89,013 shares.

(4)
On July 17, 2007, AmTrust Capital Management, Inc. and Jan Loeb filed a Schedule 13G with the Securities and Exchange Commission stating that each reporting person beneficially owns 75,959 shares of Common Stock with the sole power to vote or direct the vote and to dispose or direct the disposition of all shares.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth as of November 3, 2008 the outstanding voting securities beneficially owned by the directors, director nominees and named executive officers individually and the number of shares owned by directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name.

Name, Positions with the Company and Address	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
Stephen V. Maroney, President, CEO, Treasurer and Director	81,087 (2)	6.29%

Paul L. Lamb, Chairman of the Board of Directors	24,364 (3)	1.89%

Robert H. Beyer, Director	13,802 (4)	1.07%

Philip F. Palmedo, Director	12,749 (5)	*

Peter Pitsiokos, Chief Operating Officer, Chief Compliance Officer and Secretary	2,291 (6)	*

Richard B. Smith, Director	1,000	*

Nader G.M. Salour	943 (7)	*

Ronald J. Macklin, Director	200	*

Elliot H. Levine, Director	100	*

Naveen Bhatia	15,179	1.18%

All Directors and Executive Officers as a Group (Nine (9) Persons) (8)	136,536	10.59% (9)

* Less than one percent of the total shares of outstanding stock.

(1)	For a definition of "beneficial ownership" see "Principal Shareholders."

(2)
On March 29, 2007, Stephen V. Maroney filed a Schedule 13D with the Securities and Exchange Commission stating that he and his spouse jointly and beneficially own and have shared power to vote and to dispose of 81,087 shares of Gyrodyne stock.  Mr. Maroney has pledged 20,000 shares of Common Stock as security.

(3)
Includes 14,747 shares held by Lamb & Barnosky, LLP Profit Sharing Trust and 500 shares held by the Paul L. Lamb, P.C. Defined Benefit Plan.  Mr. Lamb is a Trustee of the Profit Sharing Trust and the Defined Benefit Plan.

(4)	Does not include his wife's ownership of 1,301 shares in which he denies any beneficial interest.

(5)	Does not include his wife’s ownership of 4,125 shares in which he denies any beneficial interest.

(6)	Does not include his wife's and minor children's ownership of 359 shares in which he denies any beneficial interest. Mr. Pitsiokos has pledged 2,291 shares of Common Stock as security.

(7)	These shares are owned jointly and beneficially with Mr. Salour’s wife.

(8)	Does not include shares owned by Mr. Bhatia, who is a nominee but not currently a director.

(9)	The percent of class is calculated on the basis of the number of shares outstanding, which is 1,289,878 as of November 3, 2008.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Board Meeting Attendance

There were 15 regular and special meetings of the Board of Directors during the fiscal year ended December 31, 2007.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board on which such director served during the fiscal year ended December 31, 2007.

Independence

The majority of the members of and nominees for election to the Board of Directors are independent directors as defined by the listing requirements of the NASDAQ Stock Market.  Such independent directors and nominees are Messrs. Beyer, Lamb, Levine, Macklin, Palmedo, Salour, Smith and Bhatia.

Committees

The Board of Directors of the Company has established the following committees:

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, and its current members are Messrs. Smith (Chairman), Levine and Macklin.  The Audit Committee meets with the Company's independent auditors and management quarterly to review financial results, audited financial statements, internal financial controls and procedures and audit plans and recommendations. The Audit Committee also recommends the selection, retention or termination of the Company's independent auditors, approves services to be provided by the independent public accountants and evaluates the possible effect the performance of such services will have on the accountants' independence.  The Company has adopted a written charter for the Audit Committee, which is available on the Company’s website, www.gyrodyne.com.  All of the members of the Audit Committee are independent directors as defined by the listing requirements of the NASDAQ Stock Market.  The Audit Committee met five (5) times during the fiscal year ended December 31, 2007.  All members of the Audit Committee are “financially literate” and have been determined to be “independent” within the meaning of SEC regulations and NASDAQ rules.  The Board has determined that at least one member, Mr. Levine, a certified public accountant, qualifies as an “audit committee financial expert” as a result of relevant experience as a partner in the accounting firm of Levine & Seltzer, LLP, over ten years of accounting experience as a partner and director of taxes at Leslie Sufrin & Co. P.C. and several other years of experience in the field of public accounting.

The Compensation Committee of the Company’s Board of Directors consists of Messrs. Macklin (Chairman), Salour and Palmedo all of whom the Board has determined are independent pursuant to NASDAQ rules.  The Compensation Committee oversees and administers the Company’s executive compensation programs and is therefore responsible for establishing guidelines and making recommendations for all compensation paid to executive officers and directors.  The Compensation Committee does not have a charter.  The Company’s compensation policies for executives are intended to further the interests of the Company and its shareholders by encouraging growth of its business through securing, retaining and motivating management employees of high caliber who possess the skills necessary for the development and growth of the Company.  The Compensation Committee also negotiates the terms of all employment contracts with executive officers which include compensation arrangements designed to reward management for achieving certain performance goals and which are revisited on an as needed basis.  The Compensation Committee met six (6) times during the fiscal year ended December 31, 2007.

The Nominating Committee consists entirely of non-employee directors and recommends guidelines to the Board regarding the size and composition of the Board and criteria for the selection of nominees. It also recommends the slate of director nominees to be included in the Proxy Statement and recommends candidates for vacancies which may occur.  The Nominating Committee has a written charter, which is available on the Company's website, www.gyrodyne.com.  Each member of the Nominating Committee is an independent director as defined by the listing standards of the NASDAQ Stock Market.  The Nominating Committee will accept for consideration shareholders' nominations for directors if made in writing.  The nominee's written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications.  Nominations must be addressed to the Corporate Secretary of the Company at the Company's headquarters and must be received no later than the deadline for submissions of shareholders’ proposals in order to be considered for the next annual election of directors.  The Nominating Committee believes that having directors with relevant experience in business and industry is beneficial and the Committee seeks to monitor the skills and experience of the Company's directors.  All identified candidates, including shareholder-proposed candidates, are evaluated by the Committee using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time-to-time.  The Company typically engages the services of third parties to perform background examinations of potential nominees, for which the Company pays a fee, in order to assist the Nominating Committee in its evaluation.  The Committee met one (1) time during the fiscal year ended December 31, 2007 and its members currently are Messrs. Palmedo (Chairman), Salour and Smith.

Naveen Bhatia, one of the two individuals the Board of Directors has nominated for election at the Annual Meeting for a three-year term, was recommended by Bulldog Investors, the Company’s largest shareholder.  The Board of Directors agreed to nominate Mr. Bhatia pursuant to an agreement dated October 27, 2008 (the “Standstill Agreement”) among the members of Bulldog Investors, Mr. Bhatia and the Company, pursuant to which Bulldog Investors agreed to comply with certain standstill restrictions with respect to their shares of Gyrodyne common stock.  Additional information relating to the Standstill Agreement is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2008.

Shareholder Communication with the Board of Directors

The Board does not currently provide a process for shareholders to send communications to the Board or any of the directors.  The Company believes that senior management, as opposed to individual directors, provides the public voice of the Company, and that shareholders can effectively communicate with the Company by contacting the management of the Company through either regular mail, email or in person. Shareholders also have meaningful access to the Board through the shareholder proposal process, which is described below.

Attendance Policy for Directors at Annual Shareholder Meetings

The Company encourages, but does not require, all of its directors to attend annual shareholders meetings of the Company.  Last year all of the directors were in attendance at the annual meeting of the Company's shareholders.

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee of the Board of Directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of the Company’s other filings under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report by reference in such other filings.  Pursuant to rules of the SEC and FINRA, the Audit Committee of Gyrodyne Company of America, Inc. has issued the following report and affirmed that:

(i)	We have reviewed and discussed with management the audited financial statements for fiscal year ended December 31, 2007.

(ii)
We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 pertaining to communications with Audit Committees, as may be modified or supplemented.

(iii)
We have received from the Company’s independent accountants the written disclosures and the letter regarding the auditors' independence as required by Independence Standards Board Standard No. 1 and we have discussed with the independent accountant their independence with respect to the Company.

(iv)
Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

                                    Members of the Committee

                                    Richard B. Smith (Chairman)
                                    Elliot H. Levine
                                    Ronald J. Macklin

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES WHO ARE NOT DIRECTORS

Peter Pitsiokos, age 49, has served as Executive Vice President and Secretary for more than the past five years, as Chief Operating Officer and Chief Compliance Officer since 2004 and as General Counsel from November 1992 until 2004.  Mr. Pitsiokos was formerly the Executive Assistant District Attorney in Suffolk County, New York.  He also served as the Assistant Director of Economic Development and the Director of Water Resources in the Town of Brookhaven.

Frank D’Alessandro, age 62, joined the Company in March 1997 as its Controller.  Prior to joining the Company, he was Controller of Cornucopia Pet Foods Inc., a distributor of all natural pet foods.  Previous to that he spent many years in various financial positions.  Mr. D’Alessandro holds an MBA degree in Finance as well as a BBA in Accounting, both from Hofstra University.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth the total compensation awarded to, earned by or paid to each of the Company’s executive officers for services rendered during the years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen V. Maroney	2007	220,000	50,000(A)	0	0	0	0	74,954(B)	344,954
President and CEO	2006	220,000	11,000	0	0	0	0	41,685 (B)	272,685
Peter Pitsiokos	2007	160,790	50,000(A)	0	0	0	0	0	210,790
COO and Secretary	2006	160,790	8,290	0	0	0	0	0	169,280

(A)	Consists of $25,000 paid on April 1, 2007 in respect of performance during 2006, and $25,000 paid on December 26, 2007 in respect of performance during 2007.

(B)	In FY 07, Mr. Maroney exercised non-qualified stock options with a value of $74,954. In FY 06, Mr. Maroney exercised non-qualified stock options with a value of $41,685.

Employment Agreements

The Company is a party to an employment agreement with each of the Company’s executive officers, Mr. Maroney and Mr. Pitsiokos.  The employment agreements provide for an annual base salary and discretionary annual incentive cash bonuses and/or stock option awards which are no longer available.  The agreements provide for a severance benefit over a prescribed term in the event an executive is terminated, if their duties are materially changed, or in connection with a “Change-In-Control,” as defined below.  The Agreements also provide that no severance benefit is due in the event of a voluntary termination or a termination of employment for “Cause”. Cause includes fraud, dishonesty, embezzlement, willful failure of the executive officer to follow directions of the Board, or any willful misconduct, criminal conviction, unexcused absence or similar conduct or activities.  Mr. Pitsiokos would also have use of a Company car until the third anniversary following termination.  The executives’ employment term is extended at the end of each day, to automatically add an additional day, so that the remaining three-year employment term is always outstanding.  The employment agreements may be terminated in the event of death or disability.  Each executive officer may terminate his agreement at any time upon one years’ prior written notice, or upon ten days prior notice if for “Good Reason”.  Good Reason includes a material change in the executive’s duties, relocation of the corporate headquarters outside 25 miles of its current location, and breach of any material term of the agreement in the event of a Change-In-Control.  The executive officer may also terminate employment upon 30 days written notice within three months following a Change-In-Control.  Change-In-Control means the occurrence of any one of the following events:  a change in the composition of the Board of Directors of the Company from its composition on the date the agreement was executed such that more than one-third of the directors have changed; the sale or transfer of shares of the Company such that there is a change in the beneficial ownership by more than 30% of the voting shares of the Company; the sale of a substantial portion of the Company’s assets; or the Board of Directors’ approval of a liquidation or dissolution of the Company.  In the event of a termination without Cause, for Good Reason, or upon a Change-In-Control, a three-year severance benefit is paid in a single lump sum payment.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2007, there were no unexercised options, stock that has not vested or equity incentive plan awards held by any of the Company’s named executive officers.

Severance and Change in Control Benefits

The executive officers are covered by employment agreements which specifically provide for a severance payment equivalent to three years salary and certain other benefits in the event of a change in control, termination by the Company without cause, or by the executive officer for good reason.  Under the terms of each employment agreement, the executive officer’s employment term is extended at the end of each day, to automatically add an additional day, so that the remaining three-year employment term is always outstanding.  Nevertheless, the employment term terminates three years after delivery of written notice by either the Company or the executive officer to the other party.  See, “Executive Compensation - - Employment Agreements,” above.

The primary reasons for providing severance and change-in-control benefits for the executive officers are to retain the executives and their talents and to encourage them to remain impartial when evaluating a transaction that may be beneficial to shareholders yet could negatively impact continued employment.  In this regard, in light of the enactment of Section 409A of the Internal Revenue Code (the “Code”) relating to non-qualified deferred compensation, the Company may seek to modify the employment agreements to ensure that such agreements comply with all relevant requirements.

Incentive Compensation Upon a Change-in-Control

The Company believes that providing severance in a change-in-control situation is beneficial to shareholders because it encourages management and the Board to remain impartial when evaluating a transaction that may be beneficial to shareholders yet could negatively impact the continued employment or board position of an executive officer or director, and to promote long term value maximization.  The Company established an incentive compensation plan (the “Incentive Plan”) in 1999 for all full-time employees and members of the Board.  The benefits of the Incentive Plan are realized only upon a change-in-control of the Company or upon the death of a participant when employed by, or serving as a director of, the Company.  Change-in-control is defined as the accumulation by any person, entity or group of 30% or more of the combined voting power of the Company's voting stock or the occurrence of certain other specified events.  In the event of a change-in-control, the Incentive Plan provides for a cash payment equal to the difference between the Incentive Plan’s "establishment date" price of $15.39 per share and the per share price of the Common Stock on the closing date, equivalent to 100,000 shares of Common Stock, such number of shares and "establishment date" price per share subject to adjustments to reflect changes in capitalization.  The payment amount would be distributed to eligible participants based upon their respective weighted percentages (ranging from 0.5% to 18.5%).  Messrs. Maroney and Pitsiokos are currently entitled to 18.5% and 13.5%, respectively, of any distribution under the Incentive Plan with the balance being distributable to other eligible employees (11.5%) and members of the Board of Directors (56.5%).  There are currently 110,000 units granted under the Incentive Plan, equal to 110,000 shares of common stock.

In the event of death, the beneficiary of a participant in the Incentive Plan is entitled to exercise a deceased participant’s vested benefit.  The decedent’s benefit would be paid to the beneficiary, or if there is no beneficiary, to the personal representative of the decedent’s estate.  Upon death, payments can be made even without a change-in-control.  Otherwise, upon a termination of employment or upon the cessation of membership on the Board, benefits are lost and the subsequent disability or death would have no impact on vesting or payment under the Incentive Plan.

Payments under the Incentive Plan may be deemed to be a form of deferred compensation (within the meaning of Code Section 409A) to the extent any employees or directors have been granted units at a discount, after October 4, 2004.   In this regard, however, no actual deferral of compensation is intended to exist under this Plan since immediate payment is required only upon a change in control or death of participant, regardless of whether any other adverse employment or other events occur.  The Compensation Committee has been considering the application of Code Section 409A to the Incentive Program and will determine (based upon the advice of counsel) whether any changes are required to be made by the end of this year in order to ensure compliance with Code Section 409A.

Pension Plan

The Company maintains the Gyrodyne Company of America, Inc. Pension Plan, which is a traditional defined benefit pension plan.  The Pension Plan is believed to provide a reasonable benefit for the executives and all other employees.  The Pension Plan is adequately funded and is believed to provide a reasonable retirement benefit for the executive group.  The Company does not maintain any nonqualified deferred compensation programs (other than the Incentive Plan) or any qualified Profit Sharing or Section 401(k) plans intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.

Compensation of Directors

Each Director is entitled to receive a fee of $12,000 a year, $1,000 per Board meeting attended and $500 for each Committee meeting attended and is reimbursed for travel and Company business-related expenses.  In addition, the Chairman of the Board is entitled to receive a Chairman’s fee of $24,000 a year which commenced in September 2004.  The Company continued its policy which states that Directors who are also employees of the Company do not receive any additional compensation for their services as Directors.

The following table shows the compensation earned by each of the Company’s non-employee directors for the year ended December 31, 2007:

	Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

A	Paul L. Lamb	51,000	0	0	0	0	59,901(A)	110,901

B	Robert H. Beyer	28,000	0	0	0	0	59,901 (A)	87,901

C	Philip F. Palmedo	30,500	0	0	0	0	59,901 (A)	90,401

D	Elliot H. Levine	31,000	0	0	0	0	0	31,000

E	Richard B. Smith	31,000	0	0	0	0	0	31,000

F	Ronald J. Macklin	42,500	0	0	0	0	0	42,500

G	Nader G.M. Salour	31,000	0	0	0	0	0	31,000

(A)  In FY 07 the above-named directors exercised non-qualified stock options with a value of $59,901.

The Company adopted a non-qualified stock option plan for all non-employee directors of the Company in October 1996.  The plan expired in September 2000 and there are no options outstanding under the plan.

The Company established an incentive compensation plan in 1999 for all full-time employees and members of the Board.  See, “Executive Compensation--Incentive Compensation Upon a Change-In-Control.”  Non-employee directors as a group are currently entitled to 56.5% of any distribution under the incentive compensation plan, with the balance being distributable to executive officers (32%) and other eligible employees (11.5%).

TRANSACTIONS WITH CERTAIN RELATED PERSONS

There were no transactions in effect since January 1, 2007 (the beginning of the Company’s last fiscal year) or currently proposed in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person (as such term is defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.

The Company has a written policy regarding related party transactions that is set forth in the Company’s Code of Business Conduct and Ethics (“Code of Ethics”).  The Code of Ethics provides that when a conflict of interest arises, an officer, director or employee has a duty to place the Company's interests ahead of his or her own personal interests.  The Code of Ethics states that it is essential that in those instances where a Company decision or practice may appear to have been made to advance a personal interest, that the decision be made or approved by the independent and "disinterested" officers or directors of the Company.  In those instances where an employee faces a potential conflict of interest, the employee is required to report the potential conflict of interest to the compliance officer for his or her review.  Any action or transaction in which the personal interests of an officer or a director of the Company may be in conflict with those of the Company must be promptly reported to the chairperson of the Audit Committee of the Board of Directors. The Audit Committee has the authority to determine in advance whether any such action or transaction constitutes a conflict of interest in violation of the Code of Ethics.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and any person holding more than ten percent of the Company's Common Stock file with the SEC reports of ownership and changes in ownership, and that such individuals furnish the Company with copies of the reports.

Based solely on our review of the copies of such forms received by us with respect to the fiscal year ended December 31, 2007, and any written representations from reporting persons that no Forms 5 were required, the Company believes that none of the Company’s executive officers, directors or ten-percent holders failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2007, other than Elliot Levine who purchased 100 shares of Common Stock on December 24, 2007 without reporting the purchase pursuant to Section 16(a).

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 2)

The Board of Directors, upon the recommendation of the Audit Committee, which is comprised entirely of independent directors, has appointed the accounting firm of Holtz Rubenstein Reminick LLP ("Holtz Rubenstein") as independent public accountants of the Company and its subsidiaries for the current fiscal year.  The appointment of Holtz Rubenstein has been ratified by the shareholders every year since 1990.  The Board is requesting ratification of Holtz Rubenstein as independent public accountants.  This firm has no financial interest in the Company or any connection with the Company other than as auditors and independent public accountants.  The report of Holtz Rubenstein with respect to the Company's financial statements appears in the Company's annual report for the fiscal year ended December 31, 2007.

In the event the proposal is defeated, the adverse vote will be considered a direction to the Board to select other independent public accountants for the next fiscal year.  However, because of the expense and difficulty of making any substitution of independent public accountants after the beginning of a fiscal period, it is contemplated that the appointment for fiscal year 2007 will be permitted to stand unless the Board finds other reasons for making the change.

Audit and Other Fees

The following is a summary of the fees billed to the Company by Holtz Rubenstein, its independent auditors, for professional services rendered for the year ended December 31, 2007, eight months ended December 31, 2006 and fiscal year ended April 30, 2006:

Fee Category	Fiscal December 31, 2007	Eight Months Ended December 31, 2006	Fiscal April 30, 2006
Audit Fees (1)	$85,438	$69,000	$51,600
Audit-Related Fees (2)	24,171	9,217	3,500
Tax Fees (3)	22,027	25,346	29,000
All Other Fees (4)	-	-	-

Total Fees	$131,636	$103,563	$84,100

(1) Audit Fees consist of aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal year ended December 31, 2007, the transition period (eight months) ended December 31, 2006 and the fiscal year ended April 30, 2006.

(2) Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under "Audit Fees."   Such services include review of Form 8-K filings, proxy filings and research into various accounting issues.

(3) Tax Fees consist of aggregate fees billed for professional services rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning.  The amounts disclosed consist of fees paid for the preparation of federal and state income tax returns and research into the tax implications of the Company’s REIT election.

(4) All Other Fees consist of aggregate fees billed for products and services provided by Holtz Rubenstein, the Company’s principal accountants, other than those disclosed above.

None of the services performed by Holtz Rubenstein for the Company were performed by non-full-time Holtz Rubenstein employees.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors, whether audit related or not.

The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors.  Our Audit Committee has determined not to adopt any blanket pre-approval policies or procedures.  All of the fees shown above were pre-approved by the Audit Committee.

A representative of Holtz Rubenstein is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and is expected to be available at a designated time during the Annual Meeting to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF HOLTZ RUBENSTEIN REMINICK LLP AS INDEPENDENT AUDITORS.  THIS IS IDENTIFIED AS ITEM 2 ON THE ENCLOSED PROXY CARD.

FINANCIAL STATEMENTS

Accompanying this Proxy Statement is the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which includes audited balance sheets, for each of the two most recent fiscal years, and statements of operations and cash flows for each of the two most recent fiscal years.

2008 SHAREHOLDER PROPOSALS

If a shareholder wishes to have a particular proposal considered by the Board for inclusion in the Company's Proxy Statement for an Annual Meeting of Shareholders, the shareholder must satisfy the requirements set by the SEC in its proxy rules.  The particular proxy rule, Rule 14a-8, requires that shareholders submit their proposals in writing to the Company at least 120 days before the anniversary date of the proxy statement mailing date for the prior year's annual meeting.  Thus, shareholders who wish to submit their proposals for inclusion in the Company's proxy statement for next year's annual meeting must deliver such proposals to the Corporate Secretary on or before July 13, 2009.  The notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing shareholder, and otherwise satisfy the SEC's rule.  Proposals should be addressed to the Secretary of the Company, Gyrodyne Company of America, Inc., 1 Flowerfield, Suite 24, Saint James, New York 11780.

In order for a shareholder nomination or proposal to be raised from the floor during the 2009 Annual Meeting of Shareholders, the Company's by-laws require that written notice thereof must be received by the Company not less than 120 days nor more than 150 days before the anniversary date of the prior year's annual meeting (there are special rules if the current year's meeting date is held more than 30 days before, or more than 60 days after, the anniversary of the prior year's meeting date, or if the number of directors is changed).  For the 2009 Annual Meeting of Shareholders, the written notice must be given not later than August 12, 2009 and no earlier than July 13, 2009.  The shareholder's written notice must contain (i) all information relating to any nominees proposed by the shareholder that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, (ii) a brief description of any proposals sought to be presented for a vote at the Meeting, (iii) the shareholder's name and record address and (iv) the class and number of shares of Company Common Stock that is beneficially owned.  Shareholders proposing nominees for election to the Board of Directors must have continuously held at least $2,000 in market value, or 1%, of the Company's outstanding Common Stock entitled to vote for at least one year by such date of giving of notice or be entitled to cast votes with respect to at least 5% of the outstanding Common Stock.  Nominations and proposals should be submitted in writing to the Secretary of the Company, Gyrodyne Company of America, Inc., 1 Flowerfield, Suite 24, Saint James, New York 11780, who will submit them to the Board for its consideration.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 Peter Pitsiokos
                                 Corporate Secretary

GYRODYNE COMPANY OF AMERICA, INC.

ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 10, 2008

Revocable Proxy

PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION
OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby designates Stephen V. Maroney and Peter Pitsiokos, and  each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GYRODYNE COMPANY OF AMERICA, INC. to be held at Flowerfield Celebrations, Mills Pond Road, St. James, New York 11780 on Wednesday, December 10, 2008 at 11:00 A.M., and any adjournment thereof, and revoking all proxies heretofore given, as designated hereon.  The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.  This proxy shall remain in effect for a period of one year from its date.

SIGN BELOW - Please sign exactly as your name appears hereon.  If shares are registered in more than one name, all should sign but if one signs, it binds the others.  When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign partnership name by an authorized person.

Dated_____________________________	Signature_____________________________

Signature_____________________________

THIS PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS MADE FOR A PROPOSAL, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Receipt of the Proxy Statement and Annual Report is hereby acknowledged.

A vote FOR Item 1 is recommended by the Board of Directors.

1.	To elect two directors to serve for a term of three years and until their successorsshall be elected and shall qualify:

Elliot H. Levine	Term Expiring 2011	[ ] FOR	[ ] WITHHELD
Naveen Bhatia	Term Expiring 2011	[ ] FOR	[ ] WITHHELD

A vote FOR Item 2 is recommended by the Board of Directors.

2.	To ratify the engagement of Holtz Rubenstein Reminick LLP as Certified Public Accountants for the current fiscal year.

[   ]  FOR          [   ]  AGAINST          [   ]  ABSTAIN